Exhibit 10.7

INTERCOMPANY REVOLVING NOTE

$200,000,000	March 30, 2006

FOR VALUE RECEIVED, the undersigned, MERISANT COMPANY, a Delaware corporation (“Borrower”), hereby irrevocably promises to pay on April 1, 2011 (the “Final Payment Date”) to the order of MERISANT COMPANY 2, SÀRL, a limited liability company organized and existing under the laws of Switzerland (together with its successors and assigns, “Lender”), the principal sum of TWO HUNDRED MILLION AND 00/100 DOLLARS ($200,000,000), or if less, the aggregate unpaid principal amount of all advances made hereunder, together with interest on the principal balance of each such advance hereunder from time to time unpaid at the rates provided below until payment in full thereof.

Lender may, in its sole discretion, make advances to Borrower upon Borrower’s request therefor, in an aggregate amount outstanding at any time not to exceed $200,000,000.

Interest shall accrue on the principal balance of each advance from time to time outstanding hereunder at a rate per annum equal to (i) the LIBOR Rate for the Interest Reset Date next preceding the applicable Interest Payment Date plus (ii) twenty-five one hundredths of one percent (0.25%) , or at such other rate as prescribed by statute.

For purposes of this Revolving Note:

“Interest Reset Date” shall mean April 1, 2006, and thereafter the first day of each January, April, July and October, commencing with July 1, 2006.

“LIBOR Rate” shall mean the rate per annum as determined by the Lender (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which U.S. Dollar deposits for a period closest in approximation to ninety (90) days are displayed on page “LIBOR-USD FIX 3 MONTH” screen of the Bloomburg L.P. service or such other page as may replace the LIBOR-USD FIX 3 MONTH page on that service for the purpose of displaying the London interbank offered rates of major banks as of 11:00 a.m. (London time) two (2) business days prior to the first day of such interest period (it being understood that if at least two (2) such rates appear on such page, the rate of interest will be the arithmetic mean of such displayed rates); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) based on the rates at which U.S. Dollar deposits for a period closest in approximation to such interest period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such interest period (it being understood that if at least two (2) such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further that in the event fewer than two (2) such rates are displayed, or if no such rate is relevant, the rate shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Lender, at approximately 11:00 a.m. (New York City time) on the first day of such interest period to leading European banks for U.S. Dollar deposits for a period closely approximating such interest period.

Borrower shall pay interest on the principal balance of each advance outstanding hereunder to Lender in arrears on the Final Payment Date.

If any payment of interest or principal hereunder becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Both principal and interest hereunder are payable in lawful money of the United States of America to the depositary bank of Lender in the United States as designated by Lender from time to time for deposit in the depositary account of Lender, in immediately available funds no later than 12:00 p.m. (Chicago time) on the date such payments are due. Each advance made by Lender to Borrower, and all payments made on account of principal hereof, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this Revolving Note; provided, however, that the failure to make a notation of any advance under or payment on this Revolving Note shall not limit or otherwise affect the obligation of Borrower hereunder.

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of dishonor are hereby waived by Borrower.

If Borrower shall fail to make payment of principal or interest when due hereunder, the obligations evidenced by this Revolving Note shall, at the option of Lender, and without notice or demand by Lender, be immediately due and payable.

In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note.

The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time without premium or penalty.

The address of Lender for notices received hereunder shall be:  10 S. Riverside Plaza, Suite 850, Chicago, Illinois 60606, facsimile:  312/840-5569, telephone:  312/840-5088, Attention:  Chief Financial Officer.

THIS REVOLVING NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS §105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

MERISANT COMPANY

By:	/s/ Anthony J. Nocchiero
Name: Anthony J. Nocchiero
Title: Vice President and Chief Financial Officer

ATTACHMENT TO REVOLVING NOTE

DATED

March 30, 2006

ADVANCES AND PAYMENTS OF PRINCIPAL

DATE	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL PAID	UNPAID PRINCIPAL BALANCE	NOTATION MADE BY